      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1997
                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------



                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                   VIVUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                    94-3136179
------------------------------            ----------------------------------
(STATE OF OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)


                         545 MIDDLEFIELD ROAD, SUITE 200
                              MENLO PARK, CA 94025
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES,
                                    ZIP CODE)

                           ---------------------------



                            1991 INCENTIVE STOCK PLAN
                            1994 DIRECTOR OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                           ---------------------------



                                  DAVID YNTEMA
                             CHIEF FINANCIAL OFFICER
                                   VIVUS, INC.
                         545 MIDDLEFIELD ROAD, SUITE 200
                              MENLO PARK, CA 94025
                                 (415) 325-5511
 (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                    SERVICE)

                           ---------------------------



                                    Copy to:

                            ROBERT D. BROWNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300



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


=================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                         PROPOSED MAXIMUM
   TITLE OF SECURITIES                                   PROPOSED MAXIMUM               AGGREGATE OFFERING          AMOUNT OF
    TO BE REGISTERED       AMOUNT TO BE REGISTERED   OFFERING PRICE PER SHARE (3)            PRICE (4)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.001                 800,000(1)       $      49.625                           $39,700,000        $    12,031
par value per share)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.001                 100,000(2)       $      49.625                           $ 4,962,500        $     1,504
par value per share)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                $    13,535
---------------------------------------------------------------------------------------------------------------------------------


(1) These shares represent shares of Common Stock which have become available for issuance under the Registrant's 1991 Incentive Stock Plan as a result of an amendment approved by the shareholders at the Registrant's Annual Meeting of Stockholders held on May 22, 1997 increasing the number of shares authorized for issuance thereunder from 3,100,000 to 3,900,000.

(2) These shares represent shares of Common Stock which have become available for issuance under the Registrant's 1994 Director Option Plan as a result of an amendment approved by the shareholders at the Registrant's Annual Meeting of Stockholders held on May 22, 1997 increasing the number of shares authorized for issuance thereunder from 100,000 to 200,000.

(3) Calculated solely for the purpose of determining the registration fee on the basis of the average of the bid and ask prices of the Registrant's Common Stock as reported by the Nasdaq National Market System on June 19, 1997 in accordance with Rule 457(h)(1) and (c).

(4) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for options available for grant.

  STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES.

         Unless as noted herein, the Registration Statements on Form S-8 pertaining to the 1991 Incentive Stock Plan (File Nos. 33-80362, 33-75698 and 333-6486) and the 1994 Director Option Plan (File No. 33-80362) are hereby incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     5.1  Opinion of counsel as to legality of Securities being registered.

     23.1 Consent of Arthur Andersen LLP, Independent Public Accountants.

     23.2 Consent of counsel (contained in Exhibit 5.1).

     24.1 Power of Attorney (see page 5).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 24th day of June, 1997.











                                             VIVUS, INC.


                                             By:  /s/ LELAND F. WILSON
                                                -------------------------------
                                                  Leland F. Wilson
                                                  President and Chief Executive
                                                  Officer


                                             By:  /s/ DAVID C. YNTEMA
                                                -------------------------------
                                                  David C. Yntema
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Brownell, David C. Yntema and Leland F. Wilson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signatures                                 Title                                     Date
-----------------------------------      -------------------------------------------           --------------
 /s/ LELAND F. WILSON                    President and Chief Executive Officer                 June 24, 1997
-----------------------------------     (Principal Executive Officer)
       Leland F. Wilson



 /s/ VIRGIL A. PLACE, M.D.               Chairman of the Board of Directors                   June 24, 1997
-----------------------------------
       Virgil A. Place, M.D.



 /s/ DAVID C. YNTEMA                     Chief Financial Officer (Principal Financial         June 24, 1997
-----------------------------------      and Accounting Officer)
       David C. Yntema



 /s/ RICHARD L. CASEY                      Director                                           June 24, 1997
-----------------------------------
        Richard L. Casey


 /s/ SAMUEL D. COLELLA                     Director                                           June 24, 1997
-----------------------------------
        Samuel D. Colella


 /s/ BRIAN H. DOVEY                        Director                                           June 24, 1997
-----------------------------------
        Brian H. Dovey


 /s/ ELIZABETH A. FETTER                   Director                                           June 24, 1997
-----------------------------------
        Elizabeth A. Fetter



 /s/ LINDA JENCKES                         Director                                           June 24, 1997
-----------------------------------
        Linda Jenckes

                                INDEX TO EXHIBITS

Exhibit
Number                  Description of Document                                          Page
-------   -----------------------------------------------------------------              ----
     5.1  Opinion of counsel as to legality of Securities being registered.                E-2

     23.1 Consent of Arthur Andersen LLP, Independent Public Accountants.                  E-3

     23.2 Consent of counsel (contained in Exhibit 5.1).

     24.1 Power of Attorney (see page 5).





















                                       E-1